UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 27, 2005
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio		44092-2298

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1 Press Release

Item 2.02. Results of Operations and Financial Condition
The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in this Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Form 8-K.
A copy of the news release of The Lubrizol Corporation dated October 27, 2005 announcing the Company’s results for the quarter ended September 30, 2005 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Earnings as adjusted (Non-GAAP) is a measure of income that differs from net income from continuing operations measured in accordance with generally accepted accounting principles (GAAP). Earnings as adjusted (Non-GAAP) is income from continuing operations per our consolidated results, adjusted for exclusion of restructuring and impairment charges, the write-off of (credit for) acquired in-process research and development (IPR&D) and the currency forward contract gain. Management believes that both earnings and earnings as adjusted for exclusion of these special charges and credits assist the investor in understanding the results of operations of The Lubrizol Corporation. In addition, management and the Board of Directors of The Lubrizol Corporation evaluate results using the earnings and earnings as adjusted basis.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits. The following exhibit is furnished herewith:
99.1	The Lubrizol Corporation press release dated October 27, 2005 announcing The Lubrizol Corporation’s financial results for quarter ended September 30, 2005 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION

Date October 27, 2005

	By:	/s/ Leslie M. Reynolds
Name: Leslie M. Reynolds
Title: Corporate Secretary and Counsel

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